Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-186987) on Form N-2 of our report dated June 29, 2017, relating to our audit of the financial statements and financial highlights, which appear in the April 30, 2017 Annual Report to Shareholders of PREDEX, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our firm under the captions “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ RSM US LLP

Denver, Colorado

February 9, 2018